Exhibit 10.4

AMENDMENT NO. 1 TO INVESTMENT AGREEMENT

THIS AMENDMENT NO. 1 TO INVESTMENT AGREEMENT (this “Amendment”), dated as of September 25, 2019 and effective as of October 1, 2019 (the “Effective Date”), is entered into by and between Cohen & Company, LLC, a Delaware limited liability company (the “Company”), and The DGC Family Fintech Trust (“Investor”).  Capitalized terms used herein but otherwise not defined shall have the meanings ascribed to such terms in the Investment Agreement (as defined below).

RECITALS:

WHEREAS, on September 29, 2017, the Company and Investor entered into the Investment Agreement (the “Investment Agreement”), pursuant to which, among other things, Investor agreed to invest $2,000,000 into the Company in exchange for the Investment Return Monthly Payments to be made by the Company to Investor pursuant to the terms and conditions of the Investment Agreement;

WHEREAS, concurrently with the execution of the Investment Agreement, the Company and Cohen Bros. Financial LLC, a Delaware limited liability company (“CBF”), entered into the Investment Agreement (the “CBF Investment Agreement”), pursuant to which, among other things, CBF agreed to invest $8,000,000 into the Company in exchange for the “Investment Return Monthly Payments” (as defined in the CBF Investment Agreement) to be made by the Company to CBF pursuant to the terms and conditions of the CBF Investment Agreement;

WHEREAS, concurrently with the execution of this Amendment, the Company and CBF are amending the CBF Investment Agreement to, among other things, (i) decrease the Investment Amount (as defined in the CBF Agreement) from $8,000,000 to $6,500,000; and (ii) amend the definition of “Investment Return,” in each case, subject to the terms and conditions of the CBF Amendment (collectively, the “CBF Amendments”); and

WHEREAS, in accordance with Section 19 of the Investment Agreement, the Company and Investor desire to amend the Investment Agreement to, among other things, (i) account for the CBF Amendments; and (ii) amend the definition of “Investment Return,” in each case, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             Amendment to Section 1(o) of the Investment Agreement.  Effective as of the Effective Date of this Amendment, Section 1(o) of the Investment Agreement is hereby deleted in its entirety and replaced with the following language:

“(o)         Investment Return” shall mean an annual return equal to (i) for any Annual Period comprising the Initial Period, 3.75% of the Investment Amount, plus (x) 3.53% of the Revenue of the Business for any Annual Period in which the Revenue of the Business is greater than zero but less than or equal to $5,333,333, (y) $188,235 for any Annual

Period in which the Revenue of the Business is greater than $5,333,333 but less than or equal to $8,000,000, or (z) 2.35% of the Revenue of the Business for any Annual Period in which the Revenue of the Business is greater than $8,000,000, and (ii) for any Annual Period following the expiration of the Initial Period, (x) for any Annual Period in which the Revenue of the Business is greater than zero, the greater of 20% of the Investment Amount or 4.71% of the Revenue of the Business, or (y) for any Annual Period in which the Revenue of the Business is zero or less than zero, 3.75% of the Investment Amount.  The Investment Return shall be paid in accordance with Section 5 hereof and each Investment Return Monthly Payment shall be calculated in accordance with the Calculation Methodology.”

2.             Amendment to Exhibit A of the Investment Agreement.  Effective as of the Effective Date of this Amendment, Exhibit A of the Investment Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

3.             No Other Changes.  Except as expressly amended by this Amendment, all of the terms and conditions of the Investment Agreement shall continue in full force and effect and shall be unaffected by this Amendment.

4.             Amendment. This Amendment may not be amended or modified except by a written agreement executed by the Company and Investor.

5.             Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE PARTIES FURTHER AGREE THAT ANY ACTION BETWEEN THEM SHALL BE HEARD IN NEW YORK, NEW YORK, AND EXPRESSLY CONSENT TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS SITTING IN NEW YORK, NEW YORK, FOR THE ADJUDICATION OF ANY CIVIL ACTION ASSERTED PURSUANT TO THIS AMENDMENT.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.             Headings.  The sections and other headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

7.             Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Company and the Noteholder and their respective heirs, successors and permitted assigns.

8.             Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same

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agreement.  A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Investment Agreement as of the date first written above.

COMPANY:

COHEN & COMPANY, LLC

By:	/s/ Joseph W. Pooler, Jr.
	Name:	Joseph W. Pooler, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

INVESTOR:

THE DGC FAMILY FINTECH TRUST

By:	/s/ Raphael Licht
	Name:	Raphael Licht
	Title:	Trustee

By:	/s/ Jeffrey D. Blomstrom
	Name:	Jeffrey D. Blomstrom
	Title:	Trustee

EXHIBIT A

Calculation Methodology

During the Term, following the end of each calendar month the Company shall evaluate the projected Revenue of the Business for the current Annual Period.  The Company shall calculate the projected Revenue of the Business for such Annual Period by annualizing the actual Revenue of the Business from the beginning of such Annual Period through the end of the prior calendar month.  The Company shall then determine the applicable Investment Return Monthly Payment based on such evaluation of the projected Revenue of the Business for the relevant Annual Period.  Following its evaluation, the Company shall make the applicable Investment Return Monthly Payment as follows:

(A) during the Initial Period, with respect to any calendar month:

(I) in any Annual Period in which the Revenue of the Business is projected to be greater than zero but less than or equal to Five Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($5,333,333), an amount equal to the sum of (x) 0.3125% multiplied by the Investment Amount, plus (y)  0.2941% of the Revenue of the Business;

(II) in any Annual Period in which the Revenue of the Business is projected to be greater than Five Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three ($5,333,333) but less than or equal to Eight Million Dollars ($8,000,000), an amount equal to the sum of (x)  0.3125% multiplied by the Investment Amount, plus (y) Fifteen Thousand Six Hundred Eighty-Six Dollars ($15,686);

(III) in any Annual Period in which the Revenue of the Business is projected to be greater than Eight Million Dollars ($8,000,000), an amount equal to the sum of (x) 0.3125% multiplied by the Investment Amount, plus (y) 0.1961% of the Revenue of the Business; or

(IV) in any Annual Period in which the Revenue of the Business is projected to be negative, an amount equal to 0.3125% multiplied by the Investment Amount;

(B) following the expiration of the Initial Period, with respect to any calendar month:

(I) in any Annual Period in which the Revenue of the Business is projected to be positive, an amount equal to the greater of (x) 0.3922% multiplied by the Revenue of the Business, or (y) 1.6666% multiplied by the Investment Amount; or

(II) in any Annual Period in which the Revenue of the Business is projected to be zero or negative, 0.3125% multiplied by the Investment Amount;

For purposes of this Exhibit A, each of the foregoing is referred to as an “Investment Return Tier.”

For purposes of clarification, an example of the foregoing is set forth below (assuming an Investment Amount of $2,000,000).

					YTD Revenue	Monthly Revenue	Monthly Coupon	Total Investment
	Revenue of the Business			Investment	Based Portion of	Based Portion of	Portion of Inv	Return Monthly
Month	Monthly	YTD	Annualized	Return Tier (1)	Investment Return	Investment Return	Return (1)	Payment
1	95,395	95,395	1,144,737	3.53%	3,367	3,367	6,250	9,617
2	190,789	286,184	1,717,105	3.53%	10,102	6,735	6,250	12,985
3	286,184	572,368	2,289,474	3.53%	20,205	10,102	6,250	16,352
4	381,579	953,947	2,861,842	3.53%	33,674	13,470	6,250	19,720
5	476,974	1,430,921	3,434,211	3.53%	50,512	16,837	6,250	23,087
6	572,368	2,003,289	4,006,579	3.53%	70,716	20,205	6,250	26,455
7	667,763	2,671,053	4,578,947	3.53%	94,288	23,572	6,250	29,822
8	763,158	3,434,211	5,151,316	3.53%	121,228	26,939	6,250	33,189
9	858,553	4,292,763	5,723,684	188,235	141,176	19,949	6,250	26,199
10	956,908	5,249,671	6,299,605	188,235	156,863	15,686	6,250	21,936
11	956,908	6,206,579	6,770,813	188,235	172,549	15,686	6,250	21,936
12	956,908	7,163,487	7,163,487	188,235	188,235	15,686	6,250	21,936
	7,163,487					188,235	75,000	263,235

(1) In accordance with the definition of Investment Return.